                                                                         EX-23.1
                                                                         Consent

                         Consent of Independent Auditors

The Board of Directors and Stockholders
WebFinancial Corporation:

We consent to incorporation by reference in the registration statement (No.
33-35606) on Form S-8 of WebFinancial Corporation of our report dated March 24,
2000, relating to the consolidated statements of operations, stockholders'
equity, and cash flows of WebFinancial Corporation and subsidiaries for the year ended December 31, 1999, which report appears in the December 31, 2001 annual report on Form 10-K of WebFinancial Corporation.

/s/ KPMG LLP

Salt Lake City, Utah
March 27, 2002